VERICEL CORPORATION
DEFERRED COMPENSATION PLAN

Effective May 3, 2023

TABLE OF CONTENTS

Page

ARTICLE 1	Definitions	1

1.1	Account	1
1.2	Annual Account	1
1.3	Annual Deferral Amount	1
1.4	Annual Installment Method	1
1.5	Base Salary	2
1.6	Beneficiary	2
1.7	Beneficiary Designation Form	2
1.8	Benefit Distribution Date	2
1.9	Board	2
1.1	Bonus	2
1.11	Cash Account	3
1.12	Cash Director Fees	3
1.13	Change in Control	3
1.14	Code	3
1.15	Committee	3
1.16	Company Contribution Amount	3
1.17	Company Group	3
1.18	Director	3
1.19	Disability or Disabled	3
1.2	Election Form	3
1.21	Employee	3
1.22	Equity Plan	3
1.23	ERISA	4
1.24	Participant	4
1.25	Performance-Based Compensation	4
1.26	Plan Agreement	4
1.27	Plan Year	4
1.28	Restricted Stock Unit or RSU	4
1.29	RSU Amount	4
1.3	Section 409A	4
1.31	Separation from Service	4
1.32	Stock	4
1.33	Stock Account	4
1.34	Trust	5
1.35	Unforeseeable Emergency	5

ARTICLE 2	Selection, Enrollment, Eligibility	5

2.1	Selection by Committee	5

i

2.2	Enrollment and Eligibility Requirements	5

ARTICLE 3	Deferrals, Vesting, Crediting & Taxes	5

3.1	Maximum Deferral	5

	(a) Cash Annual Deferral Amount	5
	(b) RSU Amount	6
	(c) Short Plan Year	6

3.2	Timing of Deferral Elections; Effect of Election Form	6

	(a) General Timing Rule for Deferral Elections	6
	(b) Timing of Deferral Elections for Newly Eligible Plan Participants	6
	(c) RSU Deferral	7
	(d) Timing of Deferral Elections for Performance-Based Compensation	7
	(e) Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture	8

3.3	Withholding and Crediting of Annual Deferral Amounts	8
3.4	Company Contribution Account	8
3.5	RSUs	9
3.6	Vesting	9
3.7	Crediting/Debiting of Accounts	9

	(a) Cash Account	9
	(b) Stock Account	11

3.8	FICA and Other Taxes	13

	(a) Annual Deferral Amounts	13
	(b) Company Contribution Amounts	13
	(c) RSU Amount	13
	(d) Distributions	13

ARTICLE 4	In-Service Distributions of Account, Unforeseeable Emergency	13

4.1	Scheduled Distribution	13
4.2	Postponing Scheduled Distributions	14
4.3	Other Benefits Take Precedence Over Scheduled Distributions	14
4.4	Unforeseeable Emergencies	14

ARTICLE 5	Other Distributions of Account	15

5.1	Termination Benefit	15

	(a) Termination Benefit	15
	(b) Timing of Termination Benefits	15
	(c) Election of Payment Form	15
	(d) Modification of Payment Form	15
	(e) Timing of Payments	16

5.2	Change in Control Benefits	16
5.3	Disability Benefit	16
5.4	Death Benefit	16

ARTICLE 6	Beneficiary Designation	17

6.1	Beneficiary	17
6.2	Beneficiary Designation; Change	17
6.3	Acknowledgment	17
6.4	No Beneficiary Designation	17
6.5	Discharge of Obligations	17

ARTICLE 7	Leave of Absence	17

7.1	Paid Leave of Absence	17
7.2	Unpaid Leave of Absence	17

ARTICLE 8	Termination of Plan, Amendment or Modification	18

8.1	Termination of Plan	18
8.2	Amendment	18
8.3	Effect of Payment	18

ARTICLE 9	Administration	18

9.1	Committee Duties	18
9.2	Agents	18
9.3	Binding Effect of Decisions	19
9.4	Indemnity of Committee	19
9.5	Section 16 Compliance	19

ARTICLE 10	Claims Procedures	19

10.1	Presentation of Claim	19
10.2	Notification of Decision	19
10.3	Review of a Denied Claim	20
10.4	Decision on Review	20
10.5	Legal Action	21

ARTICLE 11	Trust	21

11.1	Establishment of the Trust	21
11.2	Interrelationship of the Plan and the Trust	21
11.3	Distributions From the Trust	21

ARTICLE 12	Miscellaneous	22

12.1	Status of Plan	22
12.2	Section 409A	22
12.3	Unsecured General Creditor	22
12.4	Company’s Liability	22
12.5	Nonassignability	22
12.6	Not a Contract of Employment	23
12.7	Furnishing Information	23
12.8	Terms	23
12.9	Captions	23
12.1	Governing Law	23
12.11	Notice	23
12.12	Successors	24
12.13	Spouse’s Interest	24
12.14	Validity	24
12.15	Incompetent	24

VERICEL CORPORATION
DEFERRED COMPENSATION PLAN

Establishment and Purpose

Vericel Corporation, a Michigan corporation (the “Company”), hereby establishes this deferred compensation plan to be known as the Vericel Corporation Deferred Compensation Plan as amended and restated from time to time (the “Plan”), effective May 3, 2023. With respect to Directors, the Plan is intended to amend, restate and supersede the Vericel Corporation Non-Employee Directors’ Deferred Compensation Program. The terms of such program will remain in place for all deferrals made by Directors under such program prior to the effective date of the Plan.

The purpose of the Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company. The Plan does not authorize or contemplate the issuance of any Stock beyond the Stock authorized and issued under the Equity Plan. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For the purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1Account shall mean, with respect to a Participant, an entry on the records of the Company equal to the sum of the Participant’s Annual Accounts, which are allocated to a Participant’s Cash Account and/or Stock Account, as applicable. An Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.2Annual Account shall mean, with respect to a Participant, an entry on the records of the Company equal to (a) the sum of the Participant’s Annual Deferral Amount, Company Contribution Amount and RSU Amount for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to the Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to the Annual Account for such Plan Year. The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.3Annual Deferral Amount shall mean that portion of a Participant’s Base Salary, Bonus, or Cash Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

1.4Annual Installment Method shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. Shares of Stock distributable from a Participant’s Stock Account shall be distributable in shares of actual Stock in the same manner previously described, with any fractional shares distributed in cash. The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date.

1.5Base Salary shall mean the Participant’s base salary relating to services performed during any calendar year, subject to the provisions of Section 3.3 related to the final payroll period of the year. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company Group and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company Group; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee. For the avoidance of doubt, “Base Salary” shall exclude, without limitation, all bonuses, all incentive payments, commissions, overtime, fringe benefits (cash and noncash), stock options, restricted stock units, performance share unit awards, other equity-based awards, relocation expenses, nonqualified deferred compensation, non-monetary awards, moving expense and other reimbursements, welfare benefits, severance and automobile and other allowances.

1.6Beneficiary shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.7Beneficiary Designation Form shall mean the written or electronic form established from time to time by the Committee that a Participant returns to the Committee to designate one or more Beneficiaries.

1.8Benefit Distribution Date shall mean the date upon which all or an objectively determinable portion of a Participant’s benefits will become eligible for distribution in accordance with Article 4 or 5.

1.9Board shall mean the Board of Directors of the Company.

1.10Bonus shall mean any periodic cash bonus earned by the Participant pursuant to applicable Company guidelines. Bonus shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company Group and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company Group; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.11Cash Account shall mean the aggregate value, measured on any given date, of (i) the cash deferred by a Participant as a result of deferrals of Base Salary, Bonus and Cash Director Fees, plus (ii) amounts credited or debited to such amounts pursuant to the Plan, less (iii) the any amount previously distributed from the Cash Account to the Participant or his or her Beneficiary pursuant to the Plan. The Cash Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.12Cash Director Fees shall mean the annual fees payable in cash that are earned by a Director from the Company, including retainer fees and meetings fees, as compensation for serving on the Board.

1.13Change in Control shall have the meaning set forth in the Equity Plan; provided, however, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

1.14Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15Committee shall mean the Compensation Committee of the Board or a subcommittee formed by the Compensation Committee to act as the Committee hereunder.

1.16Company Contribution Amount shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4.

1.17Company Group shall mean the Company and any “parent corporation” (as defined in Section 424(e) of the Code) and any “subsidiary corporation” (defined in Section 424(f) of the Code), whether now or hereafter existing.

1.18Director shall mean any non-employee member of the Board.

1.19Disability or Disabled shall mean either (i) the Social Security Administration determines that a Participant is totally disabled; or (ii) a Participant incurs a mental or physical impairment that would qualify the Participant for long-term disability benefits under a Company-sponsored long-term disability program as in effect from time to time, provided that the definition of “disability” applied under such long-term disability program complies with Section 409A.

1.20Election Form shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant returns to the Committee to make an election under the Plan. An Election Form will apply only to the Plan Year for which it is submitted.

1.21Employee shall mean a person classified as a full-time U.S. employee by the Company Group for payroll purposes.

1.22Equity Plan shall mean the Vericel Corporation 2022 Omnibus Incentive Plan, as it may be amended from time to time.

1.23ERISA shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.24Participant shall mean any Employee or Director (a) who is selected and becomes a participant in the Plan as provided in Article 2, and (b) whose Account has not been completely distributed.

1.25Performance-Based Compensation shall mean compensation, the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational and/or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(e).

1.26Plan Agreement shall mean an agreement, if any, in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant. Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.

1.27Plan Year shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.28Restricted Stock Unit or RSU shall mean the right to receive a share of Company common stock in the future, as awarded to the Participant under the Equity Plan.

1.29RSU Amount shall mean, with respect to a Participant for any one Plan Year, the number of RSUs deferred in accordance with Section 3.1(b).

1.30Section 409A shall mean Section 409A of the Code and any regulations or other formal guidance promulgated thereunder.

1.31Separation from Service shall mean a Participant’s “separation from service” with the Company Group within the meaning of Section 409A.

1.32Stock shall mean the common stock of the Company.

1.33Stock Account shall mean the aggregate value, measured on any given date, of (i) the number of RSUs deferred by a Participant as a result of all RSUs Amounts, plus (ii) the number of additional shares of Stock credited to a Participant’s Stock Account as a result of Stock dividends in accordance with Section 3.7(b)(ii) the Plan, less (iii) the number of RSUs previously distributed to the Participant or his or her Beneficiary pursuant to the Plan. The Stock Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.34Trust shall mean one or more trusts established by the Company in accordance with Article 11.

1.35Unforeseeable Emergency shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Section 152 of the Code without regard to paragraphs (b)(1), (b)(2) and (d)(1)(B) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances and in accordance with Section 409A.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1Selection by Committee. Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in the Plan.

2.2Enrollment and Eligibility Requirements.

(a)As a condition to participation, each Director or selected Employee shall complete, execute and return to the Committee such written or electronic forms and information as the Committee may require, which may include a Plan Agreement, an Election Form and a Beneficiary Designation Form, by the deadline(s) established by the Committee in accordance with the applicable provisions of the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)If a Director or an Employee fails to meet all requirements established by the Committee within the period required for a specified Plan Year, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Deferrals, Vesting, Crediting & Taxes

3.1Maximum Deferral.

(a)Cash Annual Deferral Amount. Except as otherwise determined by the Committee and provided in a Plan Agreement or an Election Form, for each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Cash Director Fees, as applicable, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	100%
Bonus	100%
Cash Director Fees	100%

(b)RSU Amount. Except as otherwise determined by the Committee and provided in a Plan Agreement or an Election Form, for each grant of RSUs, a Participant may elect to defer, as his or her RSU Amount, the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
RSUs	100%

For the avoidance of doubt, any RSUs deferred under this Plan shall be granted pursuant to the Equity Plan and shall be subject to individual award agreements.

(c)Short Plan Year. Notwithstanding the foregoing, in the case of an individual first becoming a Participant after the first day of a Plan Year, then to the extent required by Section 3.2 and Section 409A, the maximum amount of the Participant’s Base Salary, Bonus and Cash Director Fees that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Sections 3.1(a) and (b) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made.

3.2Timing of Deferral Elections; Effect of Election Form.

(a)General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.2, in order for a Participant to make a valid election to defer Base Salary, Bonus, and Cash Director Fees, the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than December 31st preceding the Plan Year in which such compensation will be earned.

Any deferral election made in accordance with this Section 3.2(a) shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.2(d) below.

(b)Timing of Deferral Elections for Newly Eligible Plan Participants. A Director or selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted by the Committee to make an election to defer (i) RSUs that may be initially granted to the Participant under the terms of the Equity Plan and which are attributable to services to be performed after such election and/or (ii) the portion of Base Salary, Bonus, and/or Cash Director Fees attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.

If a deferral election made in accordance with this Section 3.2(b) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

Any deferral election made in accordance with this Section 3.2(b) shall become irrevocable as of the date the election is made, but in no event later than the 30th day after the date the Director or selected Employee becomes eligible to participate in the Plan.

(c)RSU Deferral. For an election to defer RSUs to be valid, (i) an Election Form must be submitted by the Participant with respect to such RSUs, and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee no later than (A) the end of the calendar year preceding the Plan Year during which such RSUs are initially granted to the Participant under the terms of Equity Plan, or (B) such other deadline established by the Committee in accordance with the requirements of Section 409A, including, without limitation, such deadline as may be applicable under Section 3.2(d) or 3.2(e) below.

(d)Timing of Deferral Elections for Performance-Based Compensation. Subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.

In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.2(d), the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 3.2(d) be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

(e)Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. §1.409A-2(a)(5).

Any deferral election(s) made in accordance with this Section 3.2(e) shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).

3.3Withholding and Crediting of Annual Deferral Amounts. The Base Salary portion and the Cash Director Fees portion of the Annual Deferral Amount shall be withheld from the Participant’s pay earned during the Plan Year. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Such Annual Deferral Amounts shall be credited to the Participant’s Cash Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant. Base Salary that is both (i) attributable solely to services performed during the final payroll period containing the last day of the Plan Year, and (ii) payable in the subsequent Plan Year, will be treated as earned in that subsequent Plan Year; accordingly, Base Salary related to such final payroll period shall be withheld in accordance with the Participant’s Base Salary deferral election applicable to such subsequent Plan Year.

3.4Company Contribution Account

(a)For each Plan Year, the Company may be required to credit amounts to a Participant’s Annual Account in accordance with employment or other agreements entered into between the Participant and any member of the Company Group, which amounts shall be part of the Participant’s Company Contribution Amount for that Plan Year. Such amounts shall be credited to the Participant’s Annual Account for the applicable Plan Year on the date or dates prescribed by such agreements.

(b)For each Plan Year, the Company, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Annual Account under the Plan, which amount shall be part of the Participant’s Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.4(b), if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee.

(c)If not otherwise specified in the Participant’s employment or other agreement entered into between the Participant and any member of the Company Group, the amount (or the method or formula for determining the amount) of a Participant’s Company Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into the Plan in accordance with Section 1.26.

3.5RSUs. A Participant may elect to defer RSUs under the Plan, which amount shall be for that Participant the RSU Amount for that Plan Year. Any RSUs deferred shall, at the time the RSUs would otherwise vest and become transferable to the Participant under the terms of the Equity Plan, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.

3.6Vesting. A Participant shall at all times be 100% vested in his or her Account. Notwithstanding the foregoing, a Participant shall be vested in the portion of his or her Account attributable to any Company Contribution Amounts, as adjusted pursuant to Section 3.7, in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and any member of the Company Group. If not addressed in such agreements, a Participant shall be 100% vested in such Company Contribution Amounts. All unvested Company Contribution Amounts shall become 100% vested in the event of a Change in Control or upon a Participant’s death or Disability.

3.7Crediting/Debiting of Accounts. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

(a)Cash Account

(i)Measurement Funds. A Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion (the “Measurement Funds”), for the purpose of crediting or debiting investment experience to his or her Cash Account. The Committee shall determine the number and type of Measurement Funds, which may include a specified interest rate, one or more investment options, an index or similar measure, or a series of hypothetical investment options. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

(ii)Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Cash Account. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Cash Account shall automatically be allocated into the designated default Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Cash Account, or to change the portion of his or her Cash Account allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.7(a) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Cash Account allocated to each previously or newly elected Measurement Fund.

(iii)Proportionate Allocation. In making any election described in this Section 3.7(a), the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Cash Account or Measurement Fund, as applicable, to be allocated/reallocated.

(iv)Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(v)No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Cash Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Account shall not be considered or construed in any manner as an actual investment of his or her Cash Account in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(b)Stock Account.

(i)The portion of a Participant’s Account attributable to the deferral of RSUs pursuant to the terms of the Plan will be automatically and irrevocably allocated to the Stock Account. No portion of the Participant’s Cash Account can be either initially allocated or re-allocated to the Stock Account. Amounts allocated to the Stock Account shall only be distributable in actual shares of Stock, provided that fractional shares may be distributed in cash. Amounts credited to a Stock Account shall not accrue interest or earnings.

(ii)Any stock dividends that are paid pursuant to the Equity Plan and related award agreements during any period that a Participant holds Stock in a Stock Account, shall be credited to the Participant’s Stock Account in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the Stock Account until such amounts are distributed to the Participant. The number of shares credited to the Participant for a particular stock dividend shall be equal to (A) the number of shares of Stock credited to the Participant’s Stock Account as of the payment date for such dividend in respect of each share of Stock, multiplied by (B) the number of additional whole or fractional shares of Stock actually paid as a dividend in respect of each share of Stock. Any cash dividends that are paid pursuant to the Equity Plan and related award agreements during any period that a Participant holds Stock in a Stock Account shall be credited to the Participant’s Cash Account on the date on which the applicable dividend is paid to stockholders generally or such other date as is determined by the Committee and held in the Cash Account until such amounts are distributed to the Participant. The cash credited to a Participant’s Cash Account for a particular cash dividend shall be equal to (A) the number of shares of Stock credited to the Participant’s Stock Account as of the payment date for such dividend in respect of each share of Stock, multiplied by (B) the fair market value of the dividend, divided by (C) the fair market value of the Stock on the payment date for such dividend.

(iii)For purposes of this Section 3.7(b), the fair market value of a share of Stock as of a particular date shall mean the fair market value of a share of Stock as determined in accordance with the Equity Plan. The RSUs that may be paid pursuant to the Plan shall be issued under the Equity Plan subject to all of the terms and conditions of the Equity Plan, and only to the extent that Stock remains available for issuance under the Equity Plan. The terms and conditions of the Equity Plan are incorporated into and made a part of this Plan with respect to any RSUs paid pursuant to this Plan, and any awards of RSUs shall be governed by and construed in accordance with the provisions of the Equity Plan. In the event of any inconsistency between the Equity Plan and this Plan with respect to RSUs, the terms of the Equity Plan shall control. The Plan does not constitute a separate source of Stock for the RSU grants described herein.

(iv)Notwithstanding anything to the contrary, all Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Stock or other securities are then listed, and any applicable federal, state or local securities laws. The Committee may at any time alter the effective date of any investment or allocation involving the Stock Account pursuant to Section 9.1 (relating to safeguards against insider trading). The Committee may also, to the extent necessary to ensure compliance with Rule 16b-3(f) of the Act, arrange for tracking of any such transaction defined in Rule 16b-3(b)(1) of the Act and bar any such transaction to the extent it would not be exempt under Rule 16b-3(f). The Company may also impose blackout periods pursuant to the requirements of the Sarbanes-Oxley Act of 2002 whenever the Company determines that circumstances warrant. Further, the Company may impose blackout periods on insider trading with respect to Stock Accounts, as needed (as determined by the Company) in accordance with the Company’s insider trading policy, as it may be amended from time to time.

3.8FICA and Other Taxes.

(a)Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company Group shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not being deferred, in a manner determined by Company Group, the

Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8.

(b)Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Account attributable to any Company Contribution Amounts, the Company Group shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not deferred, in a manner determined by the Company Group, the Participant’s share of FICA and other employment taxes on such amounts. If necessary, the Committee may reduce the vested portion of the Company Contribution Amount in order to comply with this Section 3.8.

(c)RSU Amounts. For each Plan Year in which an RSU Amount is being first withheld from an Employee Participant, the Company Group shall withhold from that portion of the Participant’s compensation not being deferred, in a manner determined by the Company Group, the Participant’s share of FICA and other employment taxes on such RSU Amount. If necessary, the Committee may reduce the RSU Amount in order to comply with this Section 3.8.

(d)Distributions. The Company Group, or the trustee of the Trust, shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Company Group, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of Company Group and the trustee of the Trust.

ARTICLE 4
In-Service Distribution of Account; Unforeseeable Emergency

4.1Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount and RSU Amount, a Participant may elect to receive such Annual Deferral Amount and/or RSU Amount, as adjusted pursuant to Section 3.7, on a Benefit Distribution Date designated by the Participant in accordance with this Section (a “Scheduled Distribution”). The Benefit Distribution Date for the amount subject to a Scheduled Distribution election shall be, or commence on, the date designated by the Participant as permitted on an Election Form approved by the Committee. The Participant may elect to receive the Scheduled Distribution in the form of a lump sum payment or pursuant to the Annual Installment Method, calculated as of the close of business on or around the Benefit Distribution Date, as permitted on an Election Form approved by the Committee. If a Participant does not make any election with respect to a Scheduled Distribution, then the Participant will be deemed to have elected to receive such Annual Deferral Account as a lump sum.

4.2Postponing Scheduled Distributions. To the extent permitted by the Committee, a Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out upon an allowable alternative Benefit Distribution Date designated in accordance with this Section 4.2. In order to make such an election, the Participant must submit an Election Form to the Committee in accordance with the following criteria:

(a)The election of the new Benefit Distribution Date shall have no effect until at least 12 months after the date on which the election is made;

(b)The new Benefit Distribution Date selected by the Participant for such Scheduled Distribution must be the first day of a Plan Year that is no sooner than 5 years after the previously designated Benefit Distribution Date; and

(c)The election must be made at least 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Scheduled Distribution.

For purposes of applying the provisions of this Section 4.2, a Participant’s election to postpone a Scheduled Distribution shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Scheduled Distribution.

4.3Other Benefits Take Precedence Over Scheduled Distributions. Should an event occur prior to any Benefit Distribution Date designated for a Scheduled Distribution that would trigger a benefit under Article 5, all amounts subject to a Scheduled Distribution election shall be paid in accordance with Article 5 and not in accordance with this Article 4.

4.4Unforeseeable Emergencies.

(a)If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in this Article 4 and Article 5, as applicable, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s Cash Account, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise; (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (C) by cessation of deferrals under the Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs. In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be cancelled.

(b)A Participant’s deferral elections under the Plan shall also be cancelled to the extent the Committee determines that such action is required for the Participant to obtain a hardship distribution from a 401(k) plan of the Company Group pursuant to Treas. Reg. §1.401(k)-1(d)(3).

ARTICLE 5
Other Distributions of Account

5.1Termination Benefit.

(a)Termination Benefit. If a Participant experiences a Separation from Service, the Participant will receive a distribution of his or her Account (a “Termination Benefit”).

(b)Timing of Termination Benefits. A Participant’s Termination Benefit will be calculated as of the close of business on or around the Benefit Distribution Date for such benefit.

(c)Election of Payment Form. In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant may elect the form of Termination Benefit in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive the Termination Benefit in the form of a lump sum payment or pursuant to the Annual Installment Method, as permitted by the Committee and provided in an Election Form approved by the Committee. If a Participant does not make any election with respect to the Termination Benefit, then the Participant will be deemed to have elected to receive such Annual Account as a lump sum.

(d)Modification of Payment Form. If permitted by the Committee, a Participant may change the form of Termination Benefit payment for an Annual Account, by submitting an Election Form to the Committee in accordance with the following criteria:

(i)The election will not take effect until 12 months after the date on which the election is made;

(ii)The new Benefit Distribution Date for such Annual Account will be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such Annual Account; and

(iii)The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account.

For purposes of applying the provisions of this Section 5.1(d), a Participant’s election to change the form of Termination Benefit payment for an Annual Account will not be considered to be made until the date on which the election becomes irrevocable. Such an election will become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account. Subject to the requirements of this Section 5.1(d), the Election Form most recently accepted by the Committee that has become effective for an Annual Account will govern the form of payout of such Annual Account.

(e)Timing of Payments. The lump sum payment will be made, or installment payments will commence, upon the Participant’s Benefit Distribution Date. Remaining installments, if any, will be paid upon each anniversary of the Participant’s Benefit Distribution Date.

5.2Change in Control Benefit. In the event of a Change in Control prior to the occurrence of a distribution event described in Article 4 and this Article 5, the Participant will receive his or her Account in the form of a lump sum payment (the “Change in Control Benefit”). A Participant’s Change in Control Benefit will be calculated as of the close of business on or around the Benefit Distribution Date for such benefit.

5.3Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Article 4 and this Article 5, the Participant shall receive his or her Account in the form of a lump sum payment (the “Disability Benefit”). The Disability Benefit shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for such benefit, which shall be the date on which the Participant becomes Disabled. The Disability Benefit shall be paid to the Participant upon the Participant’s Benefit Distribution Date.

5.4Death Benefit. In the event of a Participant’s death prior to the complete distribution of his or her Account, the Participant’s Beneficiary(ies) shall receive the Participant’s unpaid Account in a lump sum payment (the “Death Benefit”). The Death Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the date of the Participant’s death. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) upon the Participant’s Benefit Distribution Date.

5.5Timing of Payments to Specified Employees.. Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee (as defined in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. §1.409A-1(i)) as of the date of their Separation from Service, then no distribution of such Participant's Account shall be made upon the Participant's Separation from Service until the first payroll date of the seventh month following the Participant's Separation from Service (or, if earlier, upon the date of the Participant's death or Disability) (the "Specified Employee Payment Date"). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant's Separation from Service and the Specified Employee Payment date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.

ARTICLE 6
Beneficiary Designation

6.1Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of a Company Group in which the Participant participates.

6.2Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing the Beneficiary Designation Form and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

6.3Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged by the Committee or its designated agent.

6.4No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

6.5Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company Group and the Committee from all further obligations under the Plan with respect to the Participant, and that Participant’s Plan Agreement, if any, shall terminate upon such full payment of benefits.

ARTICLE 7
Leave of Absence

7.1Paid Leave of Absence. If a Participant is authorized by the Company Group to take a paid leave of absence, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount and any previously elected deferrals of RSUs shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.

7.2Unpaid Leave of Absence. If a Participant is authorized by the Company Group to take an unpaid leave of absence for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the

Participant may elect to defer an Annual Deferral Amount, and/or RSU Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

ARTICLE 8
Termination of Plan, Amendment or Modification

8.1Termination of Plan. The Company expects the Plan to be continued indefinitely but reserves the right to terminate the Plan at any time by action of its Board. If the Plan is terminated, the value of the Accounts shall be paid to Participants and Beneficiaries in a single lump-sum cash payment and in accordance with Section 409A.

8.2Amendment. The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (a) no amendment or modification shall be effective to decrease the value of a Participant’s Account in existence at the time the amendment or modification is made, and (b) no amendment or modification of this Section 8.2 shall be effective.

8.3Effect of Payment. The full payment of the Participant’s Account in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan, and the Participant’s Plan Agreement, if any, shall terminate.

ARTICLE 9
Administration

9.1Committee Duties. Except as otherwise provided in this Article 9, the Plan shall be administered by a Committee. Members of the Committee may be Participants under the Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company. Notwithstanding any other provision of the Plan, except provisions relating to compliance with Section 409A, the Committee may take any action it deems is necessary to assure compliance with any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include altering the effective date of intra-fund transfers or the distribution date of Annual Accounts, to the extent permitted under Section 409A. Any such actions shall alter the normal operation of the Plan to the minimum extent necessary.

9.2Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

9.3Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.4Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

9.5Section 16 Compliance. The Plan is intended to be a formula plan for purposes of Section 16 of the Securities Exchange Act of 1934, as it may be amended from time to time (the “Act”). Accordingly, in the case of a deferral or other action under the Plan that constitutes a transaction that could be covered by Rule 16b-3(d) or (e), if it were approved by the Company’s Board or Compensation Committee of the Board (“Board Approval”), it is intended that the Plan shall be administered by delegates of the Compensation Committee of the Board, in the case of a Participant who is subject to Section 16 of the Act, in a manner that will permit the Board Approval of the Plan to avoid any additional Board Approval of specific transactions to the maximum possible extent. The liquidation of the Participant’s Stock Account in connection with a distribution to the Participant may, as determined by the Committee and if permitted by Section 409A, be delayed until the date such distribution will not violate Section 16 of the Act.

ARTICLE 10
Claims Procedures

10.1Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan, eligibility for Plan participation, or any other question or issue regarding such Claimant’s rights under the Plan (referred to herein as a “claim”). If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise first occurred. The claim must state with particularity the determination desired by the Claimant. Additionally, upon denial of an appeal pursuant to this Article, a Claimant shall have 180 days within which to bring suit against the Plan or the Company for any claim related to such denied appeal; any such suit initiated after such 180-day period shall be precluded.

10.2Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant;

(c)the specific reason(s) for the denial of the claim, or any part of it;

(d)specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(e)a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(f)an explanation of the claim review procedure set forth in Section 10.3 below; and

(g)a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

10.3Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)may, upon request and free of charge, have reasonable access to, and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)may submit written comments or other documents; and/or

(c)may request a hearing, which the Committee, in its sole discretion, may grant.

10.4Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)specific reasons for the decision;

(b)specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

10.5Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 11
Trust

11.1Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may, in its discretion, establish a grantor trust by a trust agreement with a third party, the trustee, to which the Company may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”). Any creation or maintenance of a trust or other informal funding vehicle shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise confer on any Participant or Beneficiary or his or her creditors a vested or beneficial interest in any assets of the Company whatsoever. Participants and Beneficiaries shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

11.2Interrelationship of the Plan and the Trust. The provisions of the Plan and any Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

11.3Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan.

ARTICLE 12
Miscellaneous

12.1Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with the intent described in the preceding sentence.

12.2Section 409A. The Plan is intended to comply with, or be exempt from, the requirements of Section 409A, and the provisions of the Plan (including any Election Form, Plan Agreement or related agreement) shall be interpreted in a manner that satisfies the requirements of Section 409A. If any provision of the Plan (including any Election Form, Plan Agreement or related agreement) would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict. Notwithstanding anything to the contrary, to the extent that any payment under the Plan is determined by the Committee to constitute “nonqualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of a Participant’s Separation from Service, then (i) such payment shall be made or provided only upon a Separation from Service and (ii) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Committee), such payment shall not be made or provided to the Participant until first day of the seventh month following the date of the Participant’s Separation from Service (or, if earlier, on the date of the Participant’s death). Neither the Company Group, the Committee nor any person acting on behalf of the Company Group, will be liable to any Participant, a Beneficiary, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the Plan failing to satisfy the requirements of Section 409A. For purposes of the Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

12.3Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company Group. For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.4Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and any Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

12.5Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, including but not limited to a domestic relations order.

12.6Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any member of the Company Group and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company Group, either as an Employee or a Director, or to interfere with the right of the Company Group to discipline or discharge the Participant at any time.

12.7Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.8Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.9Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.10Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Michigan without regard to its conflicts of laws principles.

12.11Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Vericel Corporation
Attn: Office of the General Counsel
64 Sidney Street
Cambridge, MA 02139

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.12Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

12.13Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

12.14Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.15Incompetent. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

IN WITNESS WHEREOF, the Plan is executed as of May 3, 2023, the date the Board approved the Plan, to be effective as of May 3, 2023.

VERICEL CORPORATION

By: /s/ Sean C. Flynn
Name: Sean C. Flynn Title: Senior Vice President, General Counsel and Secretary

VERICEL CORPORATION
DEFERRED COMPENSATION PLAN
ELECTION FORM
EMPLOYEE PARTICIPANT FORM

An Employee of Vericel Corporation (“Vericel”) who is eligible to participate in the Vericel Corporation Deferred Compensation Plan (the “Plan”) may use this Election Form to elect to defer Base Salary, Bonus and/or restricted stock units (“RSUs”) granted pursuant to the Vericel Corporation 2022 Omnibus Incentive Plan (the “Equity Plan”). Any election you make on this Election Form will apply only if the Base Salary or Bonus would otherwise be payable to you, and only if RSUs are actually granted to you and have terms such that the election can be given effect. Vericel has no obligation to grant RSUs to you at any time, or to provide any particular terms of RSUs to you if they are actually granted. Deferrals are subject to all terms of the Plan, Equity Plan and applicable RSU award agreements, which terms may be amended and restated from time to time and are incorporated herein by reference. This includes any additional restrictions as may be necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

First Name	Middle Name	Last Name

Street Address	City	State	Zip Code

Telephone Number	Email

ELECTION TO DEFER
I.Cash Deferral. I hereby elect to defer the following (my “Annual Deferral Amount”): (please specify a whole percentage)

___% of my Base Salary, up to a maximum of 100%

___% of my Bonus, up to a maximum of 100%

I understand and acknowledge that by making this election, I am irrevocably electing to defer my Base Salary and/or Bonus that may be otherwise payable to me in the 202 calendar year.

II.RSU Deferral. I hereby elect to defer the following (the “RSU Amount”): (please specify a whole percentage)

___% of the RSUs that Vericel grants to me pursuant to the Equity Plan, up to a maximum of 100%

Please Note: For deferral of 2023 calendar year RSUs, you may only defer the installments vesting in February 2025, 2026 and 2027. Please specify the installment(s) you would like to defer and the applicable deferral percentage (please specify a whole percentage for each RSU installment):

☐ RSU Installment vesting February 2025. Percentage Deferred ______%
☐ RSU Installment vesting February 2026. Percentage Deferred ______%
☐ RSU Installment vesting February 2027. Percentage Deferred ______%

I understand and acknowledge that by making this election, I am irrevocably electing to defer the stock settled after vesting of my RSUs, which RSUs may otherwise be awarded to me in the 202 calendar year pursuant to the Equity Plan.

III.Time of Distribution.

Optional Election: I hereby elect that my Annual Deferral Amount and/or RSU Amount deferred pursuant to this Election Form be distributed to me, or commence to be distributed to me, on ___________ (If you would like to elect a specific distribution date, please specify a date of distribution (the “Scheduled Distribution Date”), which must be no earlier than 2 years from the date of this election form. If deferring RSUs, the Scheduled Distribution Date must be no earlier than the last date the deferred RSU Amount is originally scheduled to vest in accordance with the vesting schedule as provided in the RSU award agreements).

However, I understand that my Annual Deferral Amount and/or RSU Amount (to the extent vested) deferred pursuant to this Election Form may be paid before my Scheduled Distribution Date. My Account will be distributed to me, or commence to be distributed to me, on the earliest to occur in accordance with the terms of the Plan:

•My Scheduled Distribution Date;

•Within 60 days after my “separation from service” (as defined in the Plan)*;

•Within 60 days after a “change in control” (as defined in the Plan);

•Within 60 days after my “disability” (as defined in the Plan); or

•Within 60 days after my death.

*I understand that if I qualify as a “specified employee,” within the meaning of Section 409A of the Internal Revenue Code, a distribution of my Account triggered by a “separation from service” may be delayed by six months following my termination of service in accordance with the Plan.

IV.Form of Distribution. I hereby elect that my Annual Deferral Amount and/or RSU Amount deferred pursuant to this Election Form will be distributed to me, or commence to be distributed to me, in the following form: (please select and if applicable, specify a number of years)
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Form of Distribution for Separation from Service

☐ One lump sum payment

☐ A series of substantially equal annual installments, payable over ☐ 5 years or ☐ 10 years (please select on option) on each anniversary of the Scheduled Distribution Date

Form of Distribution for Scheduled Distribution Date (if applicable)
☐ One lump sum payment

☐ A series of substantially equal annual installments, payable over ☐ 5 years or ☐ 10 years (please select on option) on each anniversary of the Scheduled Distribution Date

I understand that my RSU Amount deferred pursuant to this Election Form will only be distributed to me to the extent vested under the terms of the applicable award agreements.

I understand that this election for the form of distribution only applies to the form of distribution for a Scheduled Distribution Date and a benefit payable on a “separation from service” (referred to as a “Termination Benefit” under the Plan). My account will be distributed to me in a lump sum upon a “change in control” (as defined in the Plan) or upon my death or “disability” (as defined in the Plan).

V.Allocation of Investment Options for Cash Deferrals. I hereby elect that my Annual Deferral Amount deferred pursuant to this Election Form will be allocated amongst the following investment options (referred to as “Measurement Funds” under the Plan), which will determine my rate of return in accordance with Section 3.7 of the Plan: (please specify whole percentage(s), which must total 100% ).

___% Fidelity 500 Index

___% Fidelity Extended Market Index

___% Fidelity International Index

___% Fidelity Inflation-Protected Bond Index

___% Fidelity U.S. Bond Index

___% Fidelity Government Money Market

I understand that the amounts deferred hereunder will be deemed invested in the above Measurement Funds solely for purposes of determining the value of my Account on the Benefit Distribution Date and that the Committee may change the Investment Options available under the Plan at any time. The Company has no obligation to invest any assets in the Investment Options I select. I also understand that the value of my Account on the payment date may be less than the amount originally deferred.

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VI.Beneficiary Designation. I hereby designate the following individual(s), trust or other entity as my Beneficiary (or Beneficiaries) to receive any amounts payable under the Plan in the event of my death before I have received the entire amount credited to my Account: (please complete this section for an initial election under the Plan or if the Beneficiary designation is being changed)

I hereby designate (full name) as my primary Beneficiary under the Plan. His or her Social Security Number, relationship to me and current address are as follows:

Social Security Number:

Relationship:

Current Address:

If my primary Beneficiary fails to survive me, I hereby designate (full name) as my contingent Beneficiary. His or her Social Security Number, relationship to me and current address are as follows:

Social Security Number:

Relationship:

Current Address:

If I previously made a Beneficiary designation, I understand that the designations which I have made on this Election Form will revoke any and all of my prior Beneficiary designations when the Committee receives this Election Form.

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AGREEMENT AND AUTHORIZATION
I understand that my election to defer my Base Salary, Bonus and/or RSUs is subject to review and final approval by the Committee, and that my election is governed by the terms and conditions of the Plan. I also acknowledge and agree that:

•This election only applies for Base Salary, Bonus and/or RSUs paid or awarded in the 20__ calendar year (if any). If I wish to defer any of my compensation with respect to future years, I will need to make a new election.

•The Plan has been made available to me, and I have had the opportunity to ask questions and receive answers regarding the terms and conditions of the Plan. I have read and understand the terms of the Plan and this Election Form and agree to all of the terms and conditions.

•I may make, with the consent of the Committee, a subsequent election to further defer payment subject to this Election Form, and that such an election must be made at least 12 months prior to my original Scheduled Distribution Date and I further understand that my newly selected Scheduled Distribution Date must be at least five years after the date of the original Scheduled Distribution Date. I further understand that the ability to make such a subsequent deferral election may not be available to me if the Committee changes the administration policies.

•Vericel may take whatever steps it, in its sole discretion, deems appropriate or necessary to satisfy the applicable local, state, federal or foreign income tax, Social Security, Medicare and other tax withholding obligations.

I hereby certify that the above information about me is true, accurate, and complete.

I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making any election to defer compensation in order to determine the tax effects and other implications of my participation in the Plan.

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I understand that for this election to be effective it must be completed, signed and returned to Vericel on or before _________, and its receipt is acknowledged by Vericel. This election will become irrevocable as of the date it is executed.

Date:	, 202__.
Signature
Print Name:

Return signed form by email to sflynn@vcel.com

Return original by mail to:
Vericel Corporation
Attn: Office of the General Counsel
64 Sidney Street
Cambridge, MA 02139

Receipt of Election Form acknowledged on behalf of Vericel Corporation

Date:	, 202__.
Signature
Print Name:
Title:

6

VERICEL CORPORATION
DEFERRED COMPENSATION PLAN
ELECTION FORM
DIRECTOR PARTICIPANT FORM
A non-employee Director of Vericel Corporation (“Vericel”) who is eligible to participate in the Vericel Corporation Deferred Compensation Plan (the “Plan”) may use this Election Form to elect to defer Cash Director Fees and/or restricted stock units (“RSUs”) granted pursuant to the Vericel Corporation 2022 Omnibus Incentive Plan (the “Equity Plan”). Any election you make on this Election Form will apply only if the Cash Director Fees would otherwise be payable to you, and only if RSUs are actually granted to you and have terms such that the election can be given effect. Vericel has no obligation to grant RSUs to you at any time, or to provide any particular terms of RSUs to you if they are actually granted. Deferrals are subject to all terms of the Plan, Equity Plan and applicable RSU award agreements and Vericel’s Non-Employee Director Compensation Guidelines, which terms may be amended and restated from time to time and are incorporated herein by reference. This includes any additional restrictions as may be necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

First Name	Middle Name	Last Name

Street Address	City	State	Zip Code

Telephone Number	Email

ELECTION TO DEFER
I.Cash Deferral. I hereby elect to defer the following (my “Annual Deferral Amount”): (please specify a whole percentage)

___% of my Cash Director Fees, up to a maximum of 100%

I understand and acknowledge that by making this election, I am irrevocably electing to defer my Cash Director Fees that may be otherwise payable to me in the 202 calendar year.

II.RSU Deferral. I hereby elect to defer the following (the “RSU Amount”): (please specify a whole percentage)

___% of the RSUs that Vericel grants to me pursuant to the Equity Plan, up to a maximum of 100%

I understand and acknowledge that by making this election, I am irrevocably electing to defer the stock settled after vesting of my RSUs, which RSUs may otherwise be awarded to me in the 202 calendar year pursuant to the Equity Plan and Vericel’s Non-Employee Director Compensation Guidelines.

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III.Time of Distribution. I hereby elect that my Annual Deferral Amount and/or RSU Amount deferred pursuant to this Election Form be distributed to me, or commence to be distributed to me, on [___________](If you would like to elect a specific distribution date, please specify a date of distribution (the “Scheduled Distribution Date”), which must be no earlier than 2 years from the date of this election form. If deferring RSUs, the Scheduled Distribution Date must be no earlier than the last date the deferred RSU Amount is originally scheduled to vest in accordance with the vesting schedule as provided in the RSU award agreements).

However, I understand that my Annual Deferral Amount and/or RSU Amount (to the extent vested) deferred pursuant to this Election Form may be paid before my Scheduled Distribution Date. My Account will be distributed to me, or commence to be distributed to me, on the earliest to occur in accordance with the terms of the Plan:

•My Scheduled Distribution Date;

•Within 60 days after my “separation from service” (as defined in the Plan);

•Within 60 days after a “change in control” (as defined in the Plan);

•Within 60 days after my “disability” (as defined in the Plan); or

•Within 60 days after my death.

IV.Form of Distribution. I hereby elect that my Annual Deferral Amount and/or RSU Amount deferred pursuant to this Election Form will be distributed to me, or commence to be distributed to me, in the following form: (please select and if applicable, specify a number of years)

Form of Distribution for Separation from Service

☐ One lump sum payment

☐ A series of substantially equal annual installments, payable over ☐ 5 years or ☐ 10 years (please select on option) on each anniversary of the Scheduled Distribution Date

Form of Distribution for Scheduled Distribution Date (if applicable)

☐ One lump sum payment

☐ A series of substantially equal annual installments, payable over ☐ 5 years or ☐ 10 years (please select on option) on each anniversary of the Scheduled Distribution Date

I understand that my RSU Amount deferred pursuant to this Election Form will only be distributed to me to the extent vested under the terms of the applicable award agreements.

I understand that this election for the form of distribution only applies to the form of distribution for a Scheduled Distribution Date and a benefit payable on a “separation from service” (referred to as a “Termination Benefit” under the Plan). My account will be distributed to me in a lump sum upon a “change in control” (as defined in the Plan) or upon my death or “disability” (as defined in the Plan).
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V.Allocation of Investment Options for Cash Deferrals. I hereby elect that my Annual Deferral Amount deferred pursuant to this Election Form will be allocated amongst the following investment options (referred to as “Measurement Funds” under the Plan), which will determine my rate of return in accordance with Section 3.7 of the Plan: (please specify whole percentage(s), which must total 100% ).

___% Fidelity 500 Index

___% Fidelity Extended Market Index

___% Fidelity International Index

___% Fidelity Inflation-Protected Bond Index

___% Fidelity U.S. Bond Index

___% Fidelity Government Money Market

I understand that the amounts deferred hereunder will be deemed invested in the above Measurement Funds solely for purposes of determining the value of my Account on the Benefit Distribution Date and that the Committee may change the Investment Options available under the Plan at any time. The Company has no obligation to invest any assets in the Investment Options I select. I also understand that the value of my Account on the payment date may be less than the amount originally deferred.

VI.Beneficiary Designation. I hereby designate the following individual(s), trust or other entity as my Beneficiary (or Beneficiaries) to receive any amounts payable under the Plan in the event of my death before I have received the entire amount credited to my Account: (please complete this section for an initial election under the Plan or if the Beneficiary designation is being changed)

I hereby designate (full name) as my primary Beneficiary under the Plan. His or her Social Security Number, relationship to me and current address are as follows:

Social Security Number:

Relationship:

Current Address:

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If my primary Beneficiary fails to survive me, I hereby designate (full name) as my contingent Beneficiary. His or her Social Security Number, relationship to me and current address are as follows:

Social Security Number:

Relationship:

Current Address:

If I previously made a Beneficiary designation, I understand that the designations which I have made on this Election Form will revoke any and all of my prior Beneficiary designations when the Committee receives this Election Form.

AGREEMENT AND AUTHORIZATION
I understand that my election to defer my Cash Director Fees and/or RSUs is subject to review and final approval by the Committee, and that my election is governed by the terms and conditions of the Plan. I also acknowledge and agree that:

•This election only applies Cash Deferral Fees and/or RSUs paid or awarded in the 20__ calendar year (if any). If I wish to defer any of my compensation with respect to future years, I will need to make a new election.

•The Plan has been made available to me, and I have had the opportunity to ask questions and receive answers regarding the terms and conditions of the Plan. I have read and understand the terms of the Plan and this Election Form and agree to all of the terms and conditions.

•I may make, with the consent of the Committee, a subsequent election to further defer payment subject to this Election Form, and that such an election must be made at least 12 months prior to my original Scheduled Distribution Date and I further understand that my newly selected Scheduled Distribution Date must be at least five years after the date of the original Scheduled Distribution Date. I further understand that the ability to make such a subsequent deferral election may not be available to me if the Committee changes the administration policies.

•Vericel may take whatever steps it, in its sole discretion, deems appropriate or necessary to satisfy the applicable local, state, federal or foreign income tax, Social Security, Medicare and other tax withholding obligations.

4

I hereby certify that the above information about me is true, accurate, and complete.

I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making any election to defer compensation in order to determine the tax effects and other implications of my participation in the Plan.

I understand that for this election to be effective it must be completed, signed and returned to Vericel on or before _________, and its receipt is acknowledged by Vericel. This election will become irrevocable as of the date it is executed.

Date:	, 202__.
Signature
Print Name:

Return signed form by email to sflynn@vcel.com

Return original by mail to:
Vericel Corporation
Attn: Office of the General Counsel
64 Sidney Street
Cambridge, MA 02139

Receipt of Election Form acknowledged on behalf of Vericel Corporation

Date:	, 202__.
Signature
Print Name:
Title:
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